EXHIBIT 99.1

Berkshire Hills Bancorp Announces Lucia “Lucy” Bellomia
Hired As Executive Vice President, Head of Retail Banking

BOSTON – September 13, 2021 – Berkshire Hills Bancorp, Inc. (NYSE: BHLB), the parent company of Berkshire Bank, announced the Bank has hired Lucia “Lucy” Bellomia as EVP, Head of Retail Banking. Ms. Bellomia has over 20 years of experience in the financial industry, most recently as the Executive SVP, Community Banking, Northeast Region, for Bank of America.

Lucia “Lucy” Bellomia

“We are delighted to welcome Lucy to the Berkshire family as we work to strengthen our retail franchise further. She’s an accomplished Retail Banking executive with a keen focus on customer and banker experience and has a solid track record of deepening relationships and driving profitable growth,” said Nitin Mhatre, CEO of Berkshire Bank. “Lucy’s values-guided, community-dedicated orientation and her strong ethics, clear vision and positive energy make her the ideal candidate to lead our retail banking network and deposits franchise into the future through our BEST program.”

Ms. Bellomia will oversee the retail branch network, branch training, the MyBanker program, Call Center, Branch Operations, Retail Sales and Service Delivery. She will report directly to CEO Nitin Mhatre.

"I’m proud to be joining the Berkshire Bank leadership team at this pivotal moment to help it deliver on the goals of its BEST plan and enhance our customers’ experience. Community banks play a pivotal role in the ecosystem of our local economies, and I’ve long admired Berkshire Bank for its commitment to our neighborhoods and operating in a socially responsible manner, said Ms. Bellomia.

Before joining Berkshire Bank, Ms. Bellomia held positions at the Police and Fire Credit Union in Philadelphia, Santander Bank, PNC Bank, and Sun National Bank. She started her career in banking at Pioneer Savings and Loans as a Teller.

Ms. Bellomia is a graduate of the University of Catania in Catania, Sicily, Italy. She is a native of Italy and is fluent in Italian. Ms. Bellomia is a former board member of the New Jersey Association of Women Business Owners, a member of the New Jersey and Pennsylvania Bankers Association, and the Puerto Rican Association for Human Development. An active community member, she volunteers with several charities including Cradle 2 Crayons, Habitat for Humanity, and the Ronald McDonald House.

ABOUT BERKSHIRE HILLS BANCORP

Berkshire Hills Bancorp is the parent of Berkshire Bank, which is transforming what it means to bank its neighbors socially, humanly, and digitally to empower the financial potential of people, families, and businesses in its communities as it pursues its vision of being the leading socially responsible omni-channel community bank in the markets it serves. Berkshire Bank provides business and consumer banking, mortgage, wealth management, and investment services. Headquartered in Boston, Berkshire has approximately $11.7 billion in assets and operates 107 branch offices in New England and New York, and is a member of the Bloomberg Gender-Equality Index. To learn more, call 800-773-5601 or follow us on Facebook, Twitter, Instagram, and LinkedIn.

FORWARD-LOOKING STATEMENTS

This document contains "forward-looking statements" within the meaning of section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended. You can identify these statements from the use of the words "may," "will," "should," "could," "would," "plan," "potential," "estimate," "project," "believe," "intend," "anticipate," "expect," "target" and similar expressions. There are many factors that could cause actual results to differ significantly from expectations described in the forward-looking statements. For a discussion of such factors, please see Berkshire's most recent reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission and available on the SEC's website at www.sec.gov. Accordingly, you should not place undue reliance on forward-looking statements, which reflect our expectations only as of the date of this document. Berkshire does not undertake any obligation to update forward-looking statements.

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CONTACTS
Investor Relations Contacts:
Kevin Conn, SVP, Investor Relations & Corporate Development
Email: KAConn@berkshirebank.com
Tel: (617) 641-9206

David Gonci, Capital Markets Director
Email: dgonci@berkshirebank.com
Tel: (413) 281-1973

Media Contact:
Gary Levante, SVP, Corporate Responsibility & Culture
Email: glevante@berkshirebank.com
Tel: (413) 447-1737